UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

INTERCONTINENTALEXCHANGE GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36198	46-2286804
(Commission File Number)	(IRS Employer Identification No.)

2100 RiverEdge Parkway, Suite 500
Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 857-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On March 18, 2014, IntercontinentalExchange Group, Inc. (the “Company”) amended and restated its bylaws in connection with the Company’s internal reorganization pursuant to which the Company’s wholly owned subsidiary, NYSE Euronext Holdings, LLC (“NYX Holdings”), became a wholly owned subsidiary of IntercontinentalExchange, Inc. (“ICE”). ICE is itself a wholly owned subsidiary of the Company.

The Company’s amended and restated bylaws make certain technical amendments to include ICE and NYX Holdings in the list of entities that (1) the Company’s board of directors must consider before granting a waiver of the voting and ownership limitations contained in the Company’s amended and restated certificate of incorporation and (2) each director of the Company must consider pursuant to Section 3.14(a)(3) of the amended and restated bylaws when performing his or her duties as a director.

The full text of the amended and restated bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K, are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of IntercontinentalExchange Group, Inc., dated March 18, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTALEXCHANGE GROUP, INC.

Date: March 21, 2014	By:	/s/ Scott A. Hill
	Name: Title:	Scott A. Hill Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of IntercontinentalExchange Group, Inc., dated March 18, 2014.